POWER OF ATTORNEY
for
MCC EUROPE LIMITED and
MOORE, CLAYTON & CO., INC.

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act"), with respect to EQUUS II INCORPORATED (the "Fund"), constitutes and appoints Sander M. Bieber and Robert A. Robertson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead:

- To execute, for and on behalf of the undersigned, any and all statements on Form 3, 4 and 5, and Schedules 13D and 13G, as are required to be filed by the undersigned pursuant to the 1934 Act, and any amendments or supplements thereto;
- To file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such stock exchange(s) or similar authorities as may be required, and to make such filings electronically both (i) before such filings are required by applicable law or rule to be made electronically and (ii) when such filings are required by applicable law or rule to be made electronically; and
- To complete and file such applications and other documents on behalf of the undersigned as may be necessary or desirable to permit the foregoing filings to be made electronically on behalf of the undersigned.

The undersigned grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to effect the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges and understands that filings made electronically with the Securities and Exchange Commissions pursuant to the authority granted hereto will be made publicly available on the website of the Securities and Exchange Commission.


IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated.

MCC EUROPE LIMITED

/s/ Kenneth Denos
Signature

Kenneth Denos
Printed Name

Director
Corporate Title

July 5, 2005


Date	MOORE, CLAYTON & CO., INC.

/s/ Kenneth Denos
Signature

Kenneth Denos
Printed Name

Executive Vice President
Corporate Title

July 5, 2005
Date